EXHIBIT 10.32

FIRST AMENDMENT
TO
PURCHASE AND SALE CONTRACT

THIS AMENDMENT TO PURCHASE AND SALE CONTRACT (this “Amendment”) is made and entered into as of this 28th day of November, 2016, by and between REXFORD PARK INVESTORS, LLC, a Delaware limited liability company (“Seller”), and LENDINGTREE, LLC, a Delaware limited liability company ( “Purchaser”).

BACKGROUND:
A.    Seller and Purchaser are parties to that certain Purchase and Sale Contract dated October 17, 2016 (the “Contract”), whereby Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, subject to the terms therein, certain real property located at 2100 and 2115 Rexford Road in Charlotte, Mecklenburg County, North Carolina, as more particularly described in the Contract.
B.    Pursuant to Section 5.3 of the Contract, the Due Diligence Period (as defined in the Contract) currently expires today, November 28, 2016.
C.    Purchaser has requested, and Seller has agreed, to extend the Due Diligence Period until 5:00 p.m. (EST) on November 30, 2016.
D.    The parties desire to enter into this Amendment in order to memorialize the foregoing.

AGREEMENT:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.    Defined Terms. All defined terms used herein, as indicated by the initial capitalization thereof, shall, unless otherwise expressly defined herein, have the same meaning herein as is ascribed thereto in the Contract.
2.    Due Diligence Period. Seller and Purchaser hereby amend the Contract to provide that the Termination Date shall be November 30, 2016, and that the Due Diligence Period shall expire at 5:00 p.m. (EST) on November 30, 2016.
3.    Final Agreement; Ratification. This Amendment and the Contract represent the final agreement between Seller and Purchaser regarding the subject matter hereof and may not be contradicted by evidence of prior, subsequent or contemporaneous oral agreements of the parties. No amendment or modification hereto shall be valid and binding unless expressed in writing and executed by both parties hereto. In the event of a conflict between the terms of the Contract and this Amendment, this Amendment shall control and prevail.
4.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise one and the same instrument. Purchaser and Seller agree to accept a digital image of this Amendment as true and correct original and admissible as best evidence for the purposes of State law, Federal Rule of Evidence 1002, and the like statutes and regulations.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
SELLER:

REXFORD PARK INVESTORS, LLC,
a Delaware limited liability company

By: /s/ Jeffrey A. Safchik
Name:    Jeffrey A. Safchik
Title:    President

PURCHASER:

LENDINGTREE, LLC,
a Delaware limited liability company

By: /s/Gabriel Dalporto
Name: Gabriel Dalporto
Title: Chief Financial Officer